Exhibit 99.1

FOR RELEASE AT 4:00 PM CDT
Contact:  Pat Hansen
Senior Vice President and
Chief Financial Officer
414-247-3435
www.strattec.com

STRATTEC SECURITY CORPORATION
REPORTS RECORD FISCAL 2015 FIRST QUARTER SALES AND OPERATING RESULTS

Milwaukee, Wisconsin – October 23, 2014 -- STRATTEC SECURITY CORPORATION (NASDAQ:STRT) today reported operating results for the fiscal first quarter ended September 28, 2014.

Net sales for the Company’s first quarter ended September 28, 2014 were $122.2 million, compared to net sales of $79.6 million for the prior year quarter ended September 29, 2013.  Net income for the current year quarter was $9.3 million, compared to net income of $3.2 million in the prior year quarter.  Diluted earnings per share for the current year quarter were $2.55 compared to diluted earnings per share of $.91 in the prior year quarter.

Net sales to each of our customers or customer groups in the current year quarter and prior year quarter were as follows (in thousands):

	Three Months Ended
	September 28, 2014	September 29, 2013
Chrysler Group LLC	$31,996	$26,585
General Motors Company	44,949	15,004
Ford Motor Company	11,808	11,434
Tier 1 Customers	16,974	15,786
Commercial and Other OEM Customers	9,072	8,637
Hyundai / Kia	7,443	2,149
TOTAL	$122,242	$79,595

The increase in sales to General Motors Company in the current year quarter was primarily attributed to incremental service parts sales of $28 million. The incremental sales are expected to adjust to lower levels during the second quarter of fiscal year 2015, after which the service parts sales may return to more normal levels. Higher vehicle production volumes, and greater product content on vehicle models for which we supply components introduced for the 2015 model year also attributed to the sales increase.

Increased sales to Chrysler Group LLC in the current year quarter were primarily due to higher customer vehicle production volumes and increased content on models for which we supply components.  Sales to Ford Motor Company in the current year quarter were flat.  Sales to Tier 1 Customers during the current year quarter increased slightly in comparison to the prior year quarter.  These customers primarily represent purchasers of vehicle access control products, such as latches, fobs, and driver controls, that we have developed in recent years to complement our historic core business of locks and keys.  The increase in sales to Hyundai / Kia in the current year quarter was principally due to the ramp-up of a new model introduction for which we supply components.

The gross profit margin was 23.0 percent in the current year quarter compared to 18.2 percent in the prior year quarter.  The increase in gross profit margin in the current year quarter was attributed to higher production volumes and a more favorable product mix, offset by higher costs associated with new product launches, higher bonus expense provisions in the current year quarter and a lump sum bonus paid to the Company’s Milwaukee represented hourly workers resulting from a new 4-year labor contract ratified on September 18, 2014.

Engineering, Selling and Administrative expenses as a percentage of net sales decreased to 10.8 percent in the current year quarter from 11.9 percent in the prior year quarter. Overall, expenses were higher due to higher bonus provisions recorded during the current year quarter compared to the prior year quarter.

Included in “Other Income, Net” in the current year quarter compared to the prior year quarter were the following items (in thousands of dollars):

	September 28, 2014	September 29, 2013

Equity Earnings of VAST LLC Joint Venture	$376	$353
Equity Loss of NextLock LLC Joint Venture	(186)	(59)
Foreign Currency Transaction Gain	786	212
Other	2	67
	$978	$573

Frank Krejci, President and CEO commented: “On behalf of all STRATTEC Associates, it is a great pleasure for us to announce the results of an outstanding three months.  In our core business, we experienced the combination of a strong automotive market and benefits from our strategic initiatives which resulted in an 18% increase in sales versus last year.   For a limited period of time, unpredictable market circumstances in our service business added another 35% to our revenues.  Extra ordinary efforts by our hourly and salary associates to respond to unusual customer demands and higher utilization of assets combined to generate significant incremental margin.  It resulted in an unusually good quarter in which sales and profit broke our previous records.  In addition to the positive metrics, we completed a four-year agreement with our unionized Milwaukee associates and were awarded Supplier of the Year by Ford Rotunda for outstanding service to their dealers.  That recognition makes us especially proud, as it highlights the service side of our business that has historically been overshadowed by our manufacturing. It is also a nice follow–on to last year’s Supplier of the Year award from Chrysler.”

STRATTEC designs, develops, manufactures and markets automotive Access Control Products, including mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings, latches, power sliding side door systems, power lift gate systems, power deck lid systems, door handles and related products. These products are provided to customers in North America, and on a global basis through a unique strategic relationship with WITTE Automotive of Velbert, Germany and ADAC Automotive of Grand Rapids, Michigan.  Under this relationship, STRATTEC, WITTE and ADAC market our companies' products to global customers under the “VAST” brand name.  STRATTEC’s history in the automotive business spans over 105 years.

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.”   Such forward-looking statements in this release are inherently subject to many uncertainties in the Company’s operations and business environment.  These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, foreign currency fluctuations, and costs of operations (including fluctuations in the cost of raw materials).  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.  In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

STRATTEC SECURITY CORPORATION
Results of Operations
(In Thousands except per share amounts)
(Unaudited)

	First Quarter Ended
	September 28, 2014	September 29, 2013
Net Sales	$122,242	$79,595
Cost of Goods Sold	94,185	65,080
Gross Profit	28,057	14,515

Engineering, Selling & Administrative Expenses	13,187	9,470
Income from Operations	14,870	5,045

Interest Income	22	6
Interest Expense	(11)	(14)
Other Income, Net	978	573
Income before Provision for Income Taxes and Non-Controlling Interest	15,859	5,610

Provision for Income Taxes	5,519	1,756

Net Income	10,340	3,854
Net Income Attributable to Non-Controlling Interest	(1,040)	(643)

Net Income Attributable to STRATTEC SECURITY CORPORATION	$9,300	$3,211

Earnings Per Share:
Basic	$2.63	$0.93
Diluted	$2.55	$0.91
Average Basic
Shares Outstanding	3,497	3,382

Average Diluted
Shares Outstanding	3,593	3,460

Other
Capital Expenditures	$6,963	$2,876
Depreciation & Amortization	$2,112	$2,112

STRATTEC SECURITY CORPORATION

Condensed Balance Sheet Data
(In Thousands)

	September 28, 2014	June 29, 2014
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$22,545	$19,756
Receivables, net	79,321	68,822
Inventories, net	32,047	30,502
Other current assets	17,572	16,559
Total Current Assets	151,485	135,639
Investment in Joint Ventures	10,341	9,977
Other Long Term Assets	12,322	11,639
Property, Plant and Equipment, Net	60,669	55,781
	$234,817	$213,036

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$38,138	$36,053
Other	38,070	29,210
Total Current Liabilities	76,208	65,263
Accrued Pension and Post Retirement Obligations	3,679	3,842
Borrowings Under Credit Facility	4,000	2,500
Deferred Income Taxes	5,168	5,127
Other Long-term Liabilities	1,421	1,401
Shareholders’ Equity	291,323	281,623
Accumulated Other Comprehensive Loss	(20,558)	(20,198)
Less: Treasury Stock	(135,915)	135,919)
Total STRATTEC SECURITY CORPORATION Shareholders’ Equity	134,850	125,506
Non-Controlling Interest	9,491	9,397
Total Shareholders’ Equity	144,341	134,903
	$234,817	$213,036

STRATTEC SECURITY CORPORATION
Condensed Cash Flow Statement Data
(In Thousands)
(Unaudited)

	First Quarter Ended
	September 28, 2014	September 29, 2013
Cash Flows from Operating Activities:
Net Income	$10,340	$3,854
Adjustment to Reconcile Net Income to Net
Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	2,112	2,112
Equity Earnings in Joint Ventures	(190)	(294)
Foreign Currency Transaction Gain	(786)	(212)
Stock Based Compensation Expense	389	354
Change in Operating Assets/Liabilities	(2,755)	(10,040)
Other, net	125	86

Net Cash Provided by (Used in) Operating Activities	9,235	(4,140)

Cash Flows from Investing Activities:
Loan to VAST LLC Joint Venture	(215)	-
Proceeds from Sale of Property, Plant and Equipment	-	8
Additions to Property, Plant and Equipment	(6,963)	(2,876)
Net Cash Used in Investing Activities	(7,178)	(2,868)

Cash Flow from Financing Activities:
Borrowings on Line of Credit Facility	1,500	750
Dividends Paid to Non-Controlling Interest of Subsidiaries	(882)	(984)
Dividends Paid	(427)	(380)
Exercise of Stock Options and Employee Stock Purchases	440	98

Net Cash Provided by (Used in) Financing Activities	631	(516)

Foreign Currency Impact on Cash	101	23

Net Increase (Decrease) in Cash & Cash Equivalents	2,789	(7,501)

Cash and Cash Equivalents:
Beginning of Period	19,756	20,307
End of Period	$22,545	$12,806